SUBLEASE

      This SUBLEASE is made this 18th day of May, 2004 by and between NANOBACLABS, LLC, whose address is: 2727 W. Martin Luther King, Jr. Blvd., Suite 850, Tampa, Florida 33607 ("Landlord") and TAMPA BAY SURGERY CENTER ASSOCIATES, LTD., a Florida limited partnership, whose address is:11811 N. Dale Mabry Hwy., Tampa, Florida 33618 ("Tenant") and consented to by C & L RETIREMENT MOP TAMPA, L.P., a limited partnership, whose ____________________________________ address is: (the "Master Landlord").

                          ARTICLE 1: BASIC PROVISIONS

1     Tenant's  Name:  Tampa Bay  Surgery  Center  Associates,  Ltd.,  a Florida
limited partnership.

1.2 Master Lease: That certain lease agreement dated the 17th day of April, 2002 by and between MLK-Tampa Associates, LLC, a limited liability company created under the laws of the state of Delaware, as Landlord, and Nanobaclabs, LLC, a limited liability company created under the laws of the state of Florida Tenant (the "Lease") as amended by that First Amendment to Lease by and between Landlord and Tenant dated the 1st day of September, 2002 (the "First Amendment") (the foregoing Lease and First Amendment hereinafter collectively referred to as the "Master Lease"), said Master Lease having been duly assigned to the Master Landlord by Assignment of Lease dated the 18th day of May, 2004.

1.3 Premises: That certain premises more particularly described as the First Expansion Space in the First Ament, said premises to include an additional 2,121 rentable square feet located on the first floor within the "Tampa Medical Tower" in Tampa, Florida as the same is further described in the Master Lease.

1.4   Commencement Date: As of the 18th day of May, 2004.

1.5 Term: Beginning on the Commencement Date (as defined above) and ending on June 30, 2010 unless otherwise extended in writing in accordance with the terms of this Sublease or the Master Lease.

1.6 Permitted Use: Those uses more particularly set forth in section 6 of the Lease, subject to the terms and conditions set forth herein.

1.7 Rent: Those rental sums more particularly set forth on Exhibit "A" attached hereto and made a part hereof, plus applicable sales tax thereon, if any.

1.8 Rent Payment Address: Tenant shall send Rent payments to the following address or such other address of which Landlord shall provide notice:


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      Nanobaclabs, LLC
      2727 W. Martin Luther King, Jr. Blvd., Ste. 850
      Tampa, FL 33607

      The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Sublease. The terms in this Article, and other terms defined in this Sublease, if any, shall have the meanings specified therefor herein, when used as capitalized terms in this Sublease.


                ARTICLE 2: PREMISES, USE, EXCLUSIVE, TERM, RENT

2.1 Premises. Landlord hereby subleases to Tenant, and Tenant hereby subleases from Landlord, the Premises for the Term (as defined below).

2.2 Permitted Use(s). Tenant shall have the right to use the Premises for the Permitted Use more particularly described in section 1.6 of this Sublease.

2.3 Term. The Term of this Sublease shall be the term as more particularly described in paragraph 5 of the First Amendment.

2.4 Rent. Commencing on the ___ day of May, 2004 and continuing thereafter through the remainder of the Term, Tenant shall pay the Rent set forth on Exhibit "A" in equal monthly installments in advance on or before the first day of each calendar month during the Term.

2.5   Payment of Rent.

A. Unless otherwise agreed in writing by and between Landlord and Tenant, any sums paid or expenses incurred by Landlord to correct defaults of Tenant's obligations hereunder shall be payable to Landlord as additional rent. All Rent shall be paid in lawful money of the United States of America.

B. Any payment by Tenant or acceptance by Landlord of a lesser amount than is due from Tenant shall be treated as a payment on account.

2.6 Personal Property Taxes. Tenant shall pay before delinquency any and all taxes and other charges, if any, that are levied or assessed against Tenant's personal property installed or located in or on the Premises. Tenant shall furnish to Landlord, on written demand, satisfactory evidence of such payments.


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                    ARTICLE 3: UTILITIES AND OTHER SERVICES

      3.1 Utilities and Other Services. Subject to the terms of the Master Lease, all utilities, if any, (including but not limited to water, gas and electricity) related to the Premises or Tenant's use of the Premises shall be paid by the Tenant, together with any and all deposits, impact fees, service costs or otherwise, as the case may be.

           ARTICLE 4: REPAIR; COMPLIANCE; RULES AND REGULATIONS; LIENS

      4.1 Repair: The Tenant and/or Landlord, as the case may be, shall maintain and repair the Premises in accordance with the terms of the Master Lease.

A. The Tenant shall maintain and repair the Premises in accordance with the terms of the Master Lease, if any.

B. Throughout the Term, at Tenant's sole expense, Tenant shall take good care of the Premises and the equipment, fixtures and appurtenances therein, if any, or serving the Premises, and shall make all repairs thereto as and when needed to preserve them in good working order and condition.

      4.2   Compliance with Laws & Insurance Requirements.

            A. Tenant shall promptly comply with all present and future laws, ordinances, orders, rules, regulations or requirements of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any regulatory body with respect to the Premises arising out of Tenant's use or manner of use or occupancy thereof. Tenant will not at any time use the Premises in violation of any state, federal, municipal or local orders, rules, regulations or otherwise.

            B. Tenant shall not do or permit to be done any act or thing in or to the Premises which will invalidate or be in conflict with liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Premises or which might subject Landlord to any liability. Tenant shall not keep anything in the Premises except as is then permitted by the fire department, the Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Premises.

            C. Notwithstanding the foregoing, the Tenant will comply with the provisions of the Master Lease regarding insurance requirements and shall coordinate all insurance with Landlord so at the time of the execution of this Sublease, all required insurance certificates or otherwise shall be in full force and effect with respect to the insurance requirements of the Master Lease and this Sublease.


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


      4.3 Rules And Regulations. Tenant and Tenant's agents, contractors, employees, invites and licensees shall comply with all rules and regulations promulgated by the Master Landlord or Landlord, including (without limitation) and changes or additions thereto as the Master Landlord or Landlord may make as provided therein.

      4.4   Liens; Landlord's Title Paramount.

            A. Tenant shall have no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Premises with respect to work, services or materials claimed to have been performed for or furnished to Tenant or the Premises. If any lien so attaches, Tenant covenants and agrees immediately to cause it to be released and removed of record. If Tenant shall fail to do so, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed or by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all expenses, including attorneys' fees, incurred by Landlord in connection therewith, shall constitute Rent. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

            B. Master Landlord and Landlord's leasehold title to the Premises is and always shall be paramount to the interest of Tenant and nothing herein contained shall empower Tenant to do any act or to omit any act which would encumber Master Landlord and Landlord's title.


                   ARTICLE 5: NAME; USE; HAZARDOUS SUBSTANCE.

      5.1 Name and Operations. Tenant shall conduct its business under the name set forth in Article 1 unless otherwise agreed in writing by and between Landlord and Tenant. Tenant shall conduct its business at all times in a first-class, professional and businesslike manner consistent with reputable business standards and practices.

      5.2   Operational Requirements.

            A. Tenant shall promptly and at its expense procure any and all governmental licenses and permits required for the conduct of Tenant's business in the Premises, if any, and shall, at all times, comply with the requirements of each such license and permit.


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


            B. Tenant shall not dispose of any chemical or other substance which might cause damage or injury to the premises, except in the ordinary course of the Tenant's business.


                          ARTICLE 6: DEFAULTS, REMEDIES

      6.1   Bankruptcy. If:

            A. there shall be filed by or against Tenant, in any court pursuant to any statute (either of the United States or of any state) a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver or trustee of all or substantially all of Tenant's property or the Premises, or

            B. any attachment or execution is levied against this Sublease or the estate created hereby, or

            C. Tenant makes an assignment for the benefit of creditors; then, upon any of the foregoing, this Sublease, at the option of Landlord, exercised within a reasonable time after notice of any one or more of such events, may be terminated by notice thereof to Tenant. Notwithstanding the foregoing, if any such proceeding is filed involuntarily against Tenant and such proceeding is discharged within 60 days after filing of the proceeding, then Landlord shall not have the right as a result thereof to terminate this Sublease. Whether such termination occurs prior to or during the Term, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises.

      6.2 Default. If Tenant defaults in the payment of Rent for ten (10) days or in performing or observing any of the other provisions of this Sublease for thirty days, or if the Premises become abandoned, then, in any one or more of such events, upon Landlord serving a written notice upon Tenant specifying the nature of said default and upon the expiration of ten (10) days after such notice is given, if Tenant shall have failed to comply with or remedy such default (or if the said default shall be other than in payment of Rent and is of a nature that the same cannot be completely cured or remedied within said ten
(10) day period, if Tenant shall not have commenced curing such default within such 5-day period and thereafter with reasonable diligence fails in good faith to proceed to remedy or cure such default) then Landlord may serve a written notice of termination of this Sublease upon Tenant. Upon the date specified in such notice, this Sublease and the Term shall end and expire as fully and completely as if such date were the day herein definitely fixed for the end and expiration of the Sublease and the Term, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided.

      6.3   Landlord's Remedies.


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


            A. In case of any termination of this Sublease, or re-entry by summary proceedings or otherwise, then, in such event:

                  1. Rent shall be paid up to the time of such termination or re-entry together with such expenses as Landlord may incur for attorneys' fees, brokerage, and putting the Premises in good order, or for preparing the same for re-rental; and

                  2. Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and Landlord may grant concessions or free rent or charge a different rental than that in this Sublease; and

                  3. In the event of a breach or threatened breach by Tenant of any of the provisions of this Sublease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the breach by Tenant of any of the provisions of this Sublease; and

                  4. If Tenant shall default in the observance or performance of any provisions of this Sublease on Tenant's part to be observed or performed under or by virtue of any of the provisions in this Sublease, then Landlord may immediately or at any time thereafter and without notice, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money or expenses in connection therewith including, but not limited to, reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations or expenses incurred with interest and costs shall be payable by Tenant and deemed to be additional rent.

      6.1 Remedies Cumulative. No reference to any specific right or remedy in this Sublease shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled now or later under any statute or rule of law. Landlord's failure to insist upon strict performance of any provision of this Sublease or to exercise any right herein contained shall not be deemed a waiver or relinquishment for the future of such provision or of any other provision of this Sublease, but the same shall remain in full force and effect. Landlord will use reasonable efforts to mitigate damages.

                      ARTICLE 7: ASSIGNMENT; SUBORDINATION;
                         QUIET ENJOYMENT; MASTER LEASE.

      7.1 Assignment and Subletting. Tenant shall not transfer this Sublease or Tenant's interest in this Sublease or the Premises or any part thereof without Landlord's prior written consent as well as full compliance with any


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


requirements for subletting pursuant to the terms of the Master Lease. Any attempted transfer in violation of this Section shall be void and confer no rights upon any third person. The term "transfer" in this Article shall include, but not be limited to, any assignment, sublease, or entry into any mortgage or other encumbrance of this Sublease as well as any transfer of this Sublease from Tenant by merger, consolidation, liquidation, assignment for benefit of creditors or by operation of law. If this Sublease is transferred or if all or part of the Premises is sublet or occupied by anyone other than Tenant, Landlord may collect Rent from the transferee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the transferee, subtenant or occupant as lessee, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to a transfer shall not be construed to relieve Tenant from obtaining the express consent of Landlord to any further transfer, and no such transfer shall relieve or discharge Tenant of or from any liability, whether past, present or future, under this Sublease and Tenant shall remain fully liable hereunder.

      7.2 Master Lease. The rights and interest of Tenant under this Sublease are subject and subordinate to the Master Lease. Upon Tenant's request and at Tenant's expense, Landlord will use reasonable efforts to enforce provisions of the Master Lease following a default by Master Landlord which affects Tenant's use or occupancy of the Premises.

                             ARTICLE 8: END OF TERM

      8.1   Surrender.

            A. If not sooner terminated as herein provided, this Sublease shall expire at the end of the Term without the necessity of notice from either Landlord or Tenant. Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given.

            B. Unless otherwise agreed in writing, all improvements to the Premises by Tenant or by Landlord for Tenant shall become the property of Landlord upon expiration or earlier termination of this Sublease.

            C. If this Sublease expires or is terminated for any reason and Tenant fails to remove its personal property and other items from the Premises, if any, prior to such expiration or termination, then in such event all of Tenant's personal property remaining in the Premises shall thereupon become the property of Landlord, without further act by either party hereto, unless Landlord elects to require their removal in which case Tenant shall promptly remove same. In the event Tenant fails to remove such property, Landlord may handle, remove or store the same at the risk and expense of Tenant, and Landlord shall in no event be responsible for the preservation or safekeeping thereof.


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      8.2   Holding Over.  Should Tenant or any party claiming under Tenant hold over in possession of the Premises, or any part thereof, at the expiration or earlier termination of this Sublease, such holding over shall not be deemed to extend the Term but shall be an unlawful detainer. In such event, Tenant shall, upon demand, pay to Landlord the Rent due immediately preceding the hold-over period during any period which Tenant shall hold the Premises after the Term has expired and Tenant shall comply with all of the provisions of this Sublease, all as if such period were included in the Term. All provisions of this Sublease on the part of Tenant to be performed or observed shall apply during such holdover period. Tenant shall hold Landlord harmless from all liability and damage resulting from Tenant's failure to surrender the Premises upon the expiration of the Term including, but not limited to, claims made by a successor tenant.

                         ARTICLE 9: AMENDMENTS; NOTICES

      9.1 Amendments. No amendment, supplement, modification or addition to this Sublease shall be binding upon Landlord or Tenant unless in writing, signed by Landlord and Tenant and mutually delivered.

      9.2 Notices. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to this Sublease (collectively, "notice") shall be in writing and shall be sent by registered or certified mail return receipt requested, or by national private courier if such courier will certify as to the date and time of such delivery, in each case with postage or delivery fees prepaid and addressed to the party at the address(es) specified below, and such notice so mailed or delivered shall be deemed to have been delivered when delivered or refused. Notices sent by facsimile transmission shall not satisfy the requirements of this Section.

      To Landlord:              Nanobaclabs, LLC
                                2727 W. Martin Luther King, Jr. Blvd., Ste. 850
                                Tampa, FL 33607
                                H. Brady Millican

      To Tenant:                Tampa Bay Surgery Center Associates, Ltd.
                                11811 N. Dale Mabry Hwy.
                                Tampa, FL 33618
                                Attn: Jay Rosen, M.D.

Landlord and Tenant may from time to time specify as its address for notice any other address in the United States of America upon ten (10) days' advance notice thereof to the other party. A party may not have more than three addresses for notices. No post office boxes are permitted for notice addresses.

                   ARTICLE 10: NO WAIVER; COUNTERCLAIMS; VENUE


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      10.1  No Waiver.  No provision of this  Sublease  will be deemed waived by either party unless expressly waived in writing. No waiver shall be implied by delay or any other act or omission of either party. No waiver of any provision of this Sublease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent to any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Sublease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other provision from any party other than Tenant, including any transferee, shall not constitute a waiver of Landlord's right to approve any transfer.

      10.2 Counterclaims, Venue And Jury Trial. IN THE INTEREST OF OBTAINING A FASTER AND LESS COSTLY HEARING OF ANY DISPUTE, EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS SUBLEASE, THE PREMISES OR THE CENTER. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. Any action or proceeding brought by either party against the other in any way relating to this Sublease or the Premises shall be heard in the county where the Premises are located. If Landlord commences an action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim claim for set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so imposed).

                      ARTICLE 11: ACCESS; LANDLORD'S RIGHTS

      11.1 Landlord's Access to Premises. Landlord and their authorized representatives may enter the Premises at any and all times during all reasonable hours for the purpose of inspecting the same and providing the services Landlord is to provide under this Sublease. Landlord may from time to time go upon the Premises and make any additions, alterations or repairs to the Premises to comply with the laws, ordinances, rules or regulations of any public authority or that Landlord may deem otherwise necessary or desirable. Landlord may install any and all materials, equipment and pipes, ducts, conduits, wires and other mechanical equipment serving other portions, tenants and occupants of the Premises, in, through, under or above the Premises that Landlord deems desirable without the same constituting an actual or constructive eviction of Tenant. Landlord may enter the Premises following reasonable notice to show the Premises to prospective purchasers, mortgagees and tenants. No exercise by Landlord of any rights provided in this Section shall entitle Tenant to any damage for any inconvenience, disturbance, loss of business or other damage to Tenant occasioned thereby nor to any abatement or reduction of Rent.


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All rights of Landlord hereunder shall also be reserved to Master Landlord.

                            ARTICLE 12: MISCELLANEOUS

      12.1 Definitions. The words "re-enter" and "re-entry" as used in this Sublease are not restricted to their technical legal meaning. Unless qualified by the word "business" the word "day" shall mean a calendar day. As used in this Sublease the term "laws", whether or not followed by part or all of the phrase "ordinances, rules, regulations or orders of any public authority having jurisdiction" shall be read as including such phrase and shall be construed broadly as encompassing all manner of legal requirements of any governmental or quasi-governmental entities claiming jurisdiction over the subject matter referred to. In this Sublease the term "mortgage" shall mean mortgage, deed of trust or similar security agreement or conveyance.

      12.2 Entire Agreement; No Other Representations. There are no oral agreements between the parties hereto affecting this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements, representations, promises, warranties and understandings between the parties hereto, and none of the above shall be used to interpret or construe this Sublease. This Sublease may not be modified except in writing, signed by all parties hereto.

      12.3 Delays; Inability to Perform. This Sublease and the obligations of Tenant to pay Rent and perform or observe all of the other provisions on the part of Tenant to be performed or observed shall in no way be affected, impaired or excused and Landlord shall have no liability to Tenant because Landlord is unable to fulfill any of its obligations hereunder or to supply (or is delayed in supplying) any service to be supplied (or is unable to make, or is delayed in making any repair or alteration) if Landlord is prevented or delayed from so doing by reason of strike or labor troubles, lockouts, picketing, whether legal or illegal, war, riot, acts of God, government actions, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control.

      12.4 Relationship of Parties. Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant nor cause Landlord to be responsible in any way for the acts, debts or obligations of Tenant.


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


      12.5 Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall be or become Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform and observe all other obligations hereunder shall be deemed to be joint and several.

      12.6 Recording. Tenant shall not record this Sublease nor any short form thereof.

      12.7 Applicable Law. This Sublease shall be construed and governed in accordance with the internal laws of the State of Florida and without regard to the conflict of laws provisions of Florida law.

      12.8 Interpretation. The article headings, section headings, index and captions appearing in this Sublease are inserted only as a matter of convenience and in no way amplify, define, limit, construe, or describe the scope or intent of such articles or sections nor in any way affect the interpretation of this Sublease. Except where otherwise expressly provided, each reference in this Sublease to a Section or Article shall mean the referenced Section or Article in this Sublease. References to Exhibits shall mean the Exhibits attached hereto, each of which is incorporated herein in full. The words "herein", "hereunder" or similar references shall, unless the context otherwise requires, be deemed in reference to the entire Sublease and not merely the Section in which such reference appears.

      12.9 Severability. If any provision of this Sublease is capable of two constructions, one of which would render the provision invalid and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision of this Sublease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other term and provisions of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

      12.10 Successors and Assigns. This Sublease shall inure to the benefit of and be binding upon Landlord, its legal representatives, successors and assigns, and shall be binding upon Tenant, its legal representatives, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been approved by Landlord. Except as expressly provided otherwise, nothing in this Sublease shall be construed so as to confer rights of a third party beneficiary upon any person including (without limitation) Franchisor unless and until Franchisor shall assume Tenant's position under this Sublease pursuant to Section 9.05 hereof.

      12.11 Radon Gas. Pursuant to Florida law (enacted effective as of January 1, 1989,), Owner hereby makes the following disclosure to Tenant: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."


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


      12.12 Survival. All obligations (including indemnity obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Sublease shall survive such expiration or earlier termination.

      12.13 Attorney's Fees. In the event it becomes necessary for either party to engage the services of an attorney to enforce this Sublease Agreement, then in such event the prevailing party in such enforcement proceedings, whether by settlement or judgment and whether litigation has commenced or not, shall be entitled to recover from the party in default all costs of such enforcement including reasonable attorney's fees and costs.

                        ARTICLE 13: ADDITIONAL PROVISIONS

      13.1 Additional Provisions. Attached hereto as Exhibit "B" are additional provisions to this Sublease Agreement. In the event the additional provisions differ from the provisions in the Sublease Agreement, then in such event the additional provisions will control.

      Landlord and Tenant have duly executed this Sublease as of the day and year first above written.

(Tenant)                          Tampa By Surgery Center
                                  Associates, a Florida
                                  limited partnership

                                  By: /s/ Jay L. Rosen
                                      ------------------------------------------
                                  Print Name: Jay L. Rosen, M.D. as
                                  CEO of Tampa Bay Surgery Associates, Inc.
                                  Its: General Partner of Tampa Bay Surgery
                                  Center Associates, Ltd.

                                                        (CORPORATE SEAL)

(Landlord)                        NANOBACLABS, LLC, a Florida
                                  limited liability company

                                  By:  /s/ H. Brady Millican
                                      ------------------------------------------
                                  Print Name: H. Brady Millican
                                              ----------------------------------
                                  Its: Chief Operating Officer

                                                        (SEAL)

(Master Landlord)                 C & L RETIREMENT MOP TAMPA, L.P., a
                                  __________________ limited partnership

                                  By: _______________________
                                  Print Name:_________________
                                  Its:
                                      ------------------------------------------
                                                    (SEAL)


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



                                    EXHIBIT A

                                SCHEDULE OF RENT


                                 (See Attached)

                                    EXHIBIT B
                              ADDITIONAL PROVISIONS

      Notwithstanding the terms of the Sublease to which this exhibit is attached the Landlord and Tenant further agree as follows:

      1. Joinder of Master Landlord: The Master Landlord has joined in the execution of this Sublease thereby consenting to any and all of the terms, conditions and provisions therein set forth and further consenting to the provisions of this Exhibit "B."

      2. Nondisturbance of Tenant: Landlord, Tenant and Master Landlord acknowledge and agree that the Tenant is subleasing the Premises which is only part and parcel of the property presently being leased by the Landlord from the Master Landlord. Due to the foregoing, a default by the Landlord pursuant to the terms of the Master Lease will adversely impact the Tenant's possessory rights of the Premises in the event the Tenant is not in default under the terms of this Sublease. In order to protect the Tenant's rights hereunder, the Master Landlord agrees as follows:

            A. That in the event of a default under the Master Lease by the Landlord, the Master Landlord shall give not less than ten
                  (10) days written notice of said default to the Tenant in order to provide the Tenant with knowledge of any default under the terms of the Master Lease; and

            B. Provided that the Tenant is not in default in the performance of any of the terms, covenants or conditions of the Sublease on the Tenant's part to be performed, then in such event the Tenant's possession and occupancy of the Premises and the Tenant rights and privileges under the Sublease shall not be diminished or interfered with by the Master Landlord in the exercise of any of the Master Landlord's rights under the Master Lease; it being the express intent of the parties that in the event the Master Landlord exercises any of its rights under the Master Lease against the Landlord, then in such event the Master Landlord agrees to enter into a separate and independent Lease Agreement with the Tenant in the same form and content of the Master Lease but requiring security deposits and other related matters to be calculated on a pro rata square footage basis where the numerator will be the square footage of the Premises and the denominator will be the total square footage of the Initially Leased Premises and the First Expansion Space as more particularly defined under the Master Lease.


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


            3. Direct Lease With Master Landlord: The Landlord Tenant and Master Landlord acknowledge and agree that notwithstanding the terms set forth in paragraph 2B above, that the Master Landlord and the Tenant may enter into a separate and independent Lease agreement with respect to the Premises (as defined in the Sublease). In the event the Master Landlord and Tenant agree to use their best efforts to enter into a Lease agreement in the same form and content as the Master Lease, modified to accommodate the reduced rental space, providing for revised security deposits, proration requirements, or otherwise.





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